Exhibit 99.1

INTERCLOUD SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL INFORMATION

In October 2014, Intercloud Systems, Inc. (the "Company") acquired VaultLogix LLC, Data Protection Services, LLC and U.S. Data Security Acquisition, LLC (collectively, "VaultLogix"), leading providers of cloud backup services to nearly 10,000 businesses around the world. The following unaudited pro forma combined condensed results of operations of the Company and VaultLogix for the year ended December 31, 2014 have been prepared to give effect to the acquisition by the Company of VaultLogix as if such acquisition had occurred on January 1, 2014. The results of operations of VaultLogix are presented as London Bay – VL Acquisition Company LLC, which was comprised of Vaultlogix LLC, Data Protection Services, LLC and U.S. Data Security Acquisition, LLC, all under common ownership and reported as such. The unaudited pro forma combined condensed balance sheet as of December 31, 2014 is not presented for such acquisition because the balance sheet of VaultLogix is included in the Company's balance sheet as of such date.

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP). The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transactions have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined condensed financial information. Pro forma adjustments reflect those adjustments which are factually determined and also include the impact of contingencies that will not be finally determined until the resolution of the contingency.

The unaudited pro forma combined condensed financial information has been prepared for illustrative purposes only and does not purport to reflect the results the combined company may achieve in future periods or the historical result that would have been obtained.  The data is not indicative of the operating results that would have occurred if the transaction had been consummated as of January 1, 2014.  Since the entities were not under common control or management for the period prior to October 9, 2014, the date of the acquisition, the unaudited pro forma condensed combined condensed financial results may not be comparable to, or indicative of, future performance.

 The unaudited pro forma combined condensed financial data has been prepared from, and should be read in conjunction with, (i) the respective historical consolidated financial statements for the Company included in its Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 23, 2015, and (ii) the historical consolidated financial statements and related notes of London Bay - VL Acquisition Company, LLC, included in the Company’s Current Report on Form 8-K/A, filed on December 24, 2014.

InterCloud Systems, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2014
Dollar Amounts in Thousands, Except Share Data

	InterCloud Systems, Inc.	Historical London Bay - VL Acquisition Co. LLC (acquired 10/9/2014)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$76,228	$8,282	$-	(j)	$84,510
Cost of Revenues	56,123	1,243	-	(k)	57,366
Gross profit	20,105	7,039	-		27,144

Operating expenses:
Depreciation and amortization	4,140	2,145	335	(a, b)	6,620
Salaries and wages	19,818	-	-		19,818
General and administrative	11,897	4,407	(113)	( c, l)	16,191
Goodwill impairment charge	1,369	-	-		1,369
Intangible asset impairment charge	2,392	-	-		2,392
Change in fair value and (gain) loss on contingent consideration	(867)	-	-		(867)

Total operating expenses	38,749	6,552	222		45,523

(Loss) income from operations	(18,644)	487	(222)		(18,379)

Other income (expenses):
Changes in fair value of derivative	25,772	-	-		25,772
Interest expense	(13,859)	(1,546)	(1,737)	(d, e, f, g)	(17,142)
Loss on conversion of debt	(2,266)	-	-		(2,266)
Loss on debt modification	(602)	-	-		(602)
Loss on extinguishment of debt	(10,184)	-	-		(10,184)
Loss on fair value of conversion feature	(2,385)	-	-		(2,385)
Other income (expense)	181	(20)	-		161

Total other expense	(3,343)	(1,566)	(1,737)		(6,646)

(Loss) before benefit for income taxes	(21,987)	(1,079)	(1,959)		(25,025)

Benefit from income taxes	(3,169)	(412)	412	(i)	(3,169)

Net (loss)	(18,818)	(667)	(2,371)		(21,856)

Net (loss) attributable to non-controlling interest	(23)	-	-		(23)

Net (loss) attributable to InterCloud Systems, Inc common stock holders	$(18,795)	$(667)	$(1,186)		$(21,833)

Loss per share attributable to InterCloud Systems, Inc. common stockholders:
Basic	$(1.49)				$(1.55)
Diluted	$(3.38)				$(3.30)

Basic weighted average number of common shares outstanding	12,619,885		1,441,399	(h)	14,061,284

Diluted weighted average number of common shares outstanding	13,004,731		1,441,399	(h)	14,446,130

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INTERCLOUD SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

1.      Description of VaultLogix Acquisition

As previously disclosed in a Current Report on Form 8-K of InterCloud Systems, Inc. (the “Company,”) filed with the Securities and Exchange Commission on October 15, 2014, effective as of October 9, 2014, the Company consummated the acquisition from London Bay - VL Acquisition Company, LLC (“London Bay”) and Tier 1 Solutions, Inc. of all of the outstanding membership interests of VaultLogix, LLC, a Delaware limited liability company, Data Protection Services, LLC, a Delaware limited liability company, and U.S. Data Security Acquisition, LLC, a Delaware limited liability company (collectively, “VaultLogix”) for an aggregate purchase price of $36.8 million. VaultLogix is a Massachusetts-based provider of data storage and online backup services for small to medium-sized businesses and enterprises.

The purchase price for the acquisition was paid as follows:

●	$16.4 million in cash;

●	an aggregate of 1,008,690 shares of the Company’s common stock; and

●	the Company’s unsecured convertible promissory notes the aggregate principal amount of $15.6 million.

The promissory notes the Company issued at closing accrue interest at the rate of 8% per annum, payable at maturity, and are due and payable on October 9, 2017.  Such promissory notes are convertible into shares of the Company’s common stock at a conversion price equal to $6.37 per share; provided, however, that 20% of the principal amount of each promissory note is not convertible until January 9, 2016.

On a date when (i) the shares of common stock issuable upon conversion of the promissory notes may be sold without restriction or volume limitations under Rule 144 under the Securities Act of 1933, as amended, and (ii) the average closing price of the Company’s common stock is at least 105% of the then-applicable conversion price of the promissory notes on the three trading days immediately prior to such date, the Company may require the conversion into common stock of all or part of the outstanding amounts then owed under the promissory notes at the then-applicable conversion price.  In addition, if on or after the maturity date, (i) the Company is restricted or otherwise unable to pay in cash all outstanding amounts under the promissory notes, (ii) the promissory notes have not otherwise been paid in full within ten business days following the maturity date, or (iii) the Company is not at such time entitled to require the conversion of the promissory notes, then, in the event that both (i) and (iii) above apply, the Company, and in the event that both (ii) and (iii) above apply, the holders of the promissory notes, shall have the right to convert all outstanding amounts owing under the promissory notes into shares of the Company’s common stock at a conversion price (in lieu of the then-applicable conversion price) equal to the average closing price of the Company’s common stock on the three trading days immediately preceding the date of such conversion.

If the price per share of the Company’s common stock on April 7, 2015 is less than $14.85, as adjusted for stock splits, dividends, recapitalizations or transactions having a similar effect, then the Company is required to issue to the sellers of VaultLogix additional shares of common stock in an aggregate amount equal to the product of (x) a fraction, the numerator of which is $16.50 minus the closing price of the Company’s common stock on April 7, 2015, and the denominator of which is such closing price on April 7, 2015, multiplied by (y) 1,008,690, which was the aggregate number of shares of the Company’s common stock  issued to the such sellers at the closing.  However, that for purposes of such calculation, the closing price per share of the Company’s common stock on April 7, 2015 will not be less than $12.50.

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2.      Basis of Presentation

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2014 gives pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results, and includes historical information relating to London Bay as if the acquisition occurred on January 1, 2014.

At this time, the Company has not performed detailed valuation analyses to determine the fair values of VaultLogix assets and liabilities.  Accordingly, the pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of October 9, 2014, the date of the transaction, and will be reflected in one of the Company's quarterly reports on Form 10-Q filed during 2015. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma combined condensed financial information.

The unaudited pro forma combined financial statements of the Company, having acquired all the outstanding shares of VaultLogix, have been prepared on the basis of assumptions relating to the VaultLogix purchase agreement.

3.      Consideration Transferred and Purchase Price Allocation

Effective as of October 9, 2014, the Company consummated the acquisition of all of the outstanding membership interests of VaultLogix for the following consideration:

Cash	$16,365,000
Stock	3,934,000
Convertible note	15,627,000
Contingent consideration	870,000
Total consideration	$36,796,000

Common stock shares issued	1,008,690

Common stock par value	$101
Total stock consideration	$3,933,891

A summary of the preliminary purchase price allocation is as follows.

Current assets	$1,920,000
Goodwill	20,427,000
Intangible assets
Customer list/relationships	8,500,000
Tradenames	900,000
Technology	3,200,000
Non-competes	800,000
Property and equipment	1,547,000
Current liabilities	(498,000)
Total allocation of consideration	$36,796,000

The amounts assigned to VaultLogix’s identifiable tangible and intangible assets are based on their respective estimated fair value determined as of the acquisition date of October 9, 2014.  The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $20,427,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

Current assets acquired from VaultLogix relate to accounts receivable and other current assets.

Current liabilities acquired from Vaultlogix relate to accounts payable and accrued expenses.

4.      Adjustments

Adjustments related to the VaultLogix acquisition included in the pro forma combined condensed statement of operation for the year ended December 31, 2014, are as follows:

(a)	Adjustment to record amortization expense for the identifiable intangible assets of approximately $1,550,000 for the period of January 1, 2014 through December 31, 2014, as if the acquisition had occurred on January 1, 2014. The weighted average useful life on the identifiable intangible assets acquired is approximately 8.65 years. The identifiable assets are amortized to depreciation and amortization expense using the straight line method.

(b)	Adjustment to remove amortization of pre-existing intangible assets of $1,215,000 as if the acquisition had occurred on January 1, 2014.

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(c)	To remove the incremental costs for the Vaultlogix acquisition of $113,000 in 2014, which were one time in nature.

(d)	Adjustment to record interest expense for the newly-acquired debt of $1,874,000 for the period of January 1, 2014 through December 31, 2014, as if the acquisition had occurred on January 1, 2014.

(e)	Adjustment to record amortization of prepaid loan costs of $159,000 for the period of January 1, 2014 through December 31, 2014, as if the acquisition had occurred on January 1, 2014.

(f)	Adjustment to record interest expense on the newly issued 8% Convertible Promissory Note of $1,250,000 for the period of January 1, 2014 through December 31, 2014.

(g)	Adjustment to remove interest expense of pre-existing debt of $1,546,000 of as if the acquisition had occurred on January 1, 2014.

(h)	The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share assumes as of the first day of the period the issuance of an aggregate of 1,008,690 shares of common stock in connection with the acquisition of VaultLogix and the issuance of 860,000 shares of common stock issued to raise funds for the VaultLogix acquisition. These amounts have been included in basic and diluted weighted average shares from October 9, 2014, the date of acquisition. These adjustments reflect the weighted average from January 1, 2014, through October 9, 2014.

The calculation of the basic weighted average number of common shares outstanding for the year ended December 31, 2014 is as follows:

Weighted average common shares outstanding as of December 31, 2014	12,619,885

Shares issued with the acquisition of VaultLogix as of January 1, 2014	779,317
Shares issued through the sale of common stock as of January 1, 2014	662,082
Pro forma weighted average common shares outstanding	14,061,284

The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate diluted loss per share for the year ended December 31, 2014 assumes as of the first day of the period the issuance of an aggregate of 1,008,690 shares of common stock in connection with the acquisition of VaultLogix and the issuance of 860,000 shares of common stock issued to raise funds for the VaultLogix acquisition. These amounts have been included in basic and diluted weighted average shares from October 9, 2014, the date of acquisition. These adjustments reflect the weighted average from January 1, 2014, through October 9, 2014.

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The calculation of the diluted weighted average number of common shares outstanding for the year ended December 31, 2014 is as follows:

Weighted average common shares outstanding as of December 31, 2014	13,004,731

Shares issued with the acquisition of VaultLogix as of January 1, 2014	779,317
Shares issued through the sale of common stock as of January 1, 2014	662,082
Pro forma weighted average common shares outstanding	14,446,130

Income Tax Effect of Acquisition

(i)

For the year ended December 31, 2014, VaultLogix actual results and pro forma adjustments would have resulted in a loss before income taxes of $3,038,000.  This would have resulted in an increase in the gross deferred tax asset for net operating loss carryforwards of the Company of $1,185,000.  As the Company maintains a valuation allowance against its net deferred tax assets, the losses incurred by VaultLogix would have been offset by a corresponding increase in the Company’s valuation allowance. The Company recorded a pro-forma adjustment of $412,000 to offset the benefit from income taxes recorded in the historical results from operations of VaultLogix.  As a result, the net effect of pro-forma adjustments for the benefit from income taxes associated with VaultLogix had the acquisition occurred on January 1, 2014 would have been $0.

(j)	Pro forma adjustments are not required for Vaultlogix revenues as $2,517,000 of Vaultlogix revenues are included in the historical consolidated statement of operations of the Company for the period from October 9, 2014 to December 31, 2014.

(k)	Pro forma adjustments are not required for Vaultlogix cost of revenues as $452,000 of Vaultlogix cost of revenues are included in the historical consolidated statement of operations of the Company for the period from October 9, 2014 to December 31, 2014.

(l)	Pro forma adjustments are not required for Vaultlogix general and administrative expenses as $1,417,000 of Vaultlogix general and administrative expenses are included in the historical consolidated statement of operations for of the Company for the period from October 9, 2014 to December 31, 2014.

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